EXHIBIT 4







                             STOCKHOLDERS' AGREEMENT

                                  BY AND AMONG

                                BRADLEY D. EDSON
                                STUART A. BENSON
                                  DONALD HANNAH
                                 SKYEPHARMA PLC
                                 STEPHEN MORRIS
                           FIFTH AVENUE CAPITAL, INC.
                                       AND
                               VITAL LIVING, INC.
                             (A NEVADA CORPORATION)

                             DATED: AUGUST 20, 2003

                             STOCKHOLDERS' AGREEMENT
                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

1.          CORPORATE GOVERNANCE                                            3

                                                                            3
    1.1.    Board of Directors.
                                                                            6
    1.2.    Obligations of the Company.
                                                                            6
    1.3.    Articles of Incorporation and the By-Laws.

2.          MISCELLANEOUS                                                   6

    2.1.    Term.                                                           6

    2.2.    No Conflicting Agreements.                                      6

    2.3.    Injunctive Relief.                                              6

    2.4.    Notices.                                                        7

    2.5.    Governing Law.                                                  8

    2.6.    Headings.                                                       8

    2.7.    Entire Agreement; Amendment.                                    8

    2.8.    No Waiver.                                                      8

    2.9.    Counterparts.                                                   8

                             STOCKHOLDERS' AGREEMENT

         AGREEMENT dated as of August 20, 2003 by and among BRADLEY D. EDSON, an individual having an office at 5080 North 40th Street, Phoenix, AZ 85018, ("EDSON"); STUART A. BENSON, an individual having an office at 5080 North 40th Street, Phoenix, AZ 85018 ("BENSON"), DONALD HANNAH, an individual having an office at 5080 North 40th Street, Phoenix, AZ 85018 ("HANNAH"), SKYEPHARMA PLC, a company incorporated under the laws of England and Wales having its office at 105 Piccadilly, London, England W1J 7NJ ("Skye"), FIFTH AVENUE CAPITAL INC, a corporation having its offices at 10 E. 63rd Street, New York, New York 10021 ("Fifth Avenue Capital"), and STEPHEN MORRIS, an individual having his office at 10 E. 63rd Street, New York, New York 10021 ("Morris") and VITAL LIVING, INC., a Nevada corporation having an office at 5080 North 40th Street, Suite 105, Phoenix, AZ 85018-2158 (THE "COMPANY"). Edson, Benson, and Hannah and are collectively referred to as the "FOUNDERS Group", and Fifth Avenue Capital and Morris are collectively referred to herein as the "MORRIS GROUP" and Skye and the Morris Group are together referred to herein as the "ENI GROUP". Each of the parties hereto (other than the Company) and any other person who shall hereafter become a party to or agree to be bound by the terms of this agreement (the "Agreement") is sometimes referred to as a "STOCKHOLDER" and all of such parties are referred to as the "STOCKHOLDERS."

                              W I T N E S S E T H:

         WHEREAS, the Company, VLEN Acquisition Corp., Inc., a wholly owned subsidiary of the Company and e-nutriceuticals, Inc., a Delaware corporation ("e-nut") are parties to a Merger Agreement dated August 20, 2003 (the "Merger Agreement"),

         WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the Merger Agreement,

         WHEREAS, (i) pursuant to the Merger Agreement, the members of the ENI Group listed on the signature pages hereto will be issued an aggregate of 23,065,123 shares of Common Stock ("ACQUISITION STOCK"); of which 8,860,575 shares of Acquisition Stock of the Morris Group are being held in escrow pursuant to the terms of the Merger Agreement and a certain Securities Escrow Agreement of even date herewith (the "Escrow Agreement") and (ii) Skye will be purchasing 1,000,000 shares of Series D Convertible Preferred Stock (the transactions described by clauses (i) and (ii), the "Transactions");

         WHEREAS, as of the closing of the Transactions, the holdings of Common Stock and options, warrants or convertible securities to purchase Common Stock, and other voting securities of the Company (collectively "Shares") by the Founders Group and the ENI Group) will be as follows:

------------------------------------------------------------------------------------------
         STOCKHOLDER NAME        NUMBER OF SHARES        NUMBER OF OPTIONS, WARRANTS OR
                                                                  CONVERTIBLES
------------------------------------------------------------------------------------------
Bradley D. Edson                     4,046,950                      1,000,000
------------------------------------------------------------------------------------------
Stuart A. Benson                      30,000                        6,310,000
------------------------------------------------------------------------------------------
Donald Hannah                         536,900                         Zero
------------------------------------------------------------------------------------------
Fifth Avenue Capital, Inc.           8,860,575                          0
------------------------------------------------------------------------------------------
Stephen Morris                           *                           30,000
------------------------------------------------------------------------------------------
Skye                                14,204,548                      1,000,000
------------------------------------------------------------------------------------------

*See Fifth Avenue Capital, Inc.


         WHEREAS, the parties hereto deem it in their best interests and in the best interests of the Company to provide consistent and uniform management for the Company and to regulate certain of their rights in connection with their interests in the Company, and desire to enter into this Agreement in order to effectuate those purposes.

         NOW, THEREFORE, in consideration of the premises and of the covenants, terms and conditions herein contained, the parties hereto mutually agree as follows:

1.   CORPORATE GOVERNANCE

     1.1.  BOARD OF DIRECTORS.

               (A) NUMBER OF DIRECTORS. The Company shall be governed by a
Board of Directors consisting of nine (9) members, with three vacancies existing at the consummation of the Transactions.

               (B) NOMINATION AND ELECTION OF DIRECTORS. The following procedures shall govern the nomination and election of directors of the Company:

                    (i) For so long as the Founders Group shall beneficially own, in the aggregate, at least 65% of the Shares held by them on the date hereof, after the consummation of the Transactions, they shall be entitled to nominate and have elected four (4) directors acceptable to them in their sole discretion (the "Founders Directors").

                    (ii) For so long as the Morris Group shall beneficially own at least 65% of the Shares held by them on the date hereof, after the consummation of the Transactions, they shall be entitled to nominate and have elected one (1) director (the "Morris Director");

                    (iii) For so long as Skye shall beneficially own at least 65% of the Shares held by Skye on the date hereof after the consummation of the Transactions, Skye shall be entitled to nominate and have elected one (1) director (the "Skye Director", and, together with the Morris Director, the "ENI Directors").

               (C) BOARD OF DIRECTORS. The Board of Directors of the Company shall consist of the following seven members:

     -----------------------------------------------------------------------
     NAME OF DIRECTOR                      TYPE OF DIRECTOR
     -----------------------------------------------------------------------
     Bradley D. Edson                      Founders Director
     -----------------------------------------------------------------------
     Stuart A. Benson                      Founders Director
     -----------------------------------------------------------------------
     Robert J. Eide                        Founders Director
     -----------------------------------------------------------------------
     Donald Hannah                         Founders Director
     -----------------------------------------------------------------------
     David Allen                           Independent Director
     -----------------------------------------------------------------------
     Carson Beadle                         Independent Director
     -----------------------------------------------------------------------
     Leslie C. Quick III                   Independent Director
     -----------------------------------------------------------------------

         The ENI Directors shall be appointed in accordance with Section 1.1(e) hereto subsequent to the consummation of the Transactions.

         For purposes hereof, the term "Independent Director" shall mean a person who is independent of the Company's management and who is not a director, officer, in the Group of, or an employee of any Stockholder. "Group" shall mean, in the case of any Stockholder, such Stockholder and (i) all affiliates of such Stockholder, (ii) all partners of such Stockholder if such Stockholder is a partnership, (iii) any person to which such Stockholder transfers all or substantially all of its assets or any entity into which such Stockholder merges, and (iv) in the case of a Stockholder that is an individual, the spouse and lineal descendants of such Stockholders, any trust for the benefit of such spouse or any such lineal descendant, or any other family member of such Stockholder.

               (D) REMOVAL OF DIRECTORS. Any director of the Company may be removed from the Board in the manner allowed by law and the Company's Certificate of Incorporation or By-Laws, except as otherwise provided in this
Section 1.1(d). With respect to the Founders Directors, the Morris Director and the Skye Director, each holder of Shares agrees not to take any action or to cause the Company to take such action to remove, with or without cause, such director of the Company. Notwithstanding the foregoing, the Morris Group and/or the Morris Director shall at all times have the right to recommend the removal, with or without cause, of any Morris Director; Skye and/or the Skye Director shall at all times have the right to recommend the removal, with or without cause, of the Skye Director; and the Founders Group and the Founders Directors shall have the right to recommend the removal, with or without cause, of any Founders Directors. If the removal of any director is recommended as provided in the immediately preceding sentence, then the Stockholders shall immediately cause a special meeting of stockholders to be held, or shall act by written consent without a meeting, for the purpose of removing such director, and each Stockholder agrees to vote all its Shares, or to execute a written consent in respect of all such Shares, for the removal of such director.

               (E) VACANCIES. If at any time a vacancy is created or exists on the Board of Directors, the remaining directors (if any) representing the Stockholder whose Board seat is vacant shall have the right to designate and elect the person to fill such vacancy; subject to consultation with the other parties hereto, it being acknowledged that the final determination shall be made by the Stockholder whose board position is affected by such vacancy. If no directors representing the Stockholder remain as a result of such vacancy, the Stockholder shall have the right to designate and elect the person to fill such vacancy. All Stockholders shall vote in favor of electing such designated director to fill the vacancy and all such persons shall take the necessary actions to amend the by-laws to reflect the provisions of this Agreement.

               (F) COVENANT TO VOTE. Each of the Stockholders agrees to vote, in person or by proxy, all of the Shares beneficially owned by such Stockholder whether currently owned or hereinafter acquired (which for all purposes shall include all Acquisition Shares held pursuant to the Escrow Agreement unless Acquisition Shares are returned to the Company under the terms thereof, in which event those returned shares shall be excluded), at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the directors nominated by Skye, the Morris Group and the Founders Group, respectively, as the case may be, in accordance with Section 1.1(b) hereof. Each Stockholder shall vote the Shares owned by such Stockholder and shall take all other actions necessary to ensure that the Company's Articles of Incorporation and By-Laws do not at any time conflict with the provisions of this Agreement. Each Stockholder agrees that such Stockholder shall not deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares of Common Stock inconsistent with this Agreement.

               (G) QUORUM. No action shall be taken at any meeting of the Board of Directors of the Company, except for the adjournment of such meeting, unless a quorum shall be present and included at such meeting shall be one Independent Director. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director. No action shall be taken at any meeting of stockholders of the Company unless a majority of the Shares beneficially owned by the Founders Group and Skye are represented at the meeting, in person or by proxy.

               (H) COMMITTEES OF THE BOARD. The Board shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible under applicable provisions of the Business Corporation Law of the State of Nevada and as at all times the Board shall deem reasonable and necessary.

               (I) SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board may be called by the President of the Company and shall be called by the President of the Company or the Secretary of the Company upon the written request of any Director. To the extent necessary, the parties hereto agree, as Stockholders, to approve any amendment to effectuate the foregoing.

               (J) SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders may be called by the Board and shall be called by the President of the Company or the Secretary of the Company upon the written request of any Director. To the extent necessary, the parties hereto agree, as Stockholders, to approve any amendment to effectuate the foregoing.

               (K) BOARD OF DIRECTORS AND OFFICERS OF SUBSIDIARIES. The composition of the board of directors and officers of e-nut shall require the approval of a majority of the Directors.

         1.2 OBLIGATIONS OF THE COMPANY. The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits hereof. Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors designated as provided above.

         1.3 ARTICLES OF INCORPORATION AND THE BY-LAWS. The Articles of Incorporation and the By-Laws shall be amended as necessary and appropriate to give effect to the provisions set forth in this Agreement.

2.   MISCELLANEOUS

         2.1. TERM. This Agreement shall terminate on the date of the first to occur of the following events: (i) with respect to any Stockholder, at such point in time when such Stockholder and its Group no longer beneficially owns 50% of the Shares beneficially owned by such Stockholder on the date hereof after consummation of the Transactions; (ii) Bankruptcy, receivership, or dissolution of the Company; (iii) the sale, lease, assignment or other transfer of all or substantially all of the assets of the Company to a third party, whether effected through an asset transaction, a stock transaction, a Merger, or otherwise; (iv) the voluntary agreement of all the parties who are then bound by the terms hereof; (v) the acquisition of all the Shares by one of the Stockholders; or (vi) three years from the date of this Agreement.

         2.2. NO CONFLICTING AGREEMENTS.Each party hereto represents and warrants to the other parties that it is not party to any other voting agreement with respect to the Company's Common Stock which would conflict with its duty to vote its shares as required under this Agreement and its other obligations hereunder. To the extent that conflicting obligations result from contractual obligations arising from agreements or understanding either before or after the date of this Agreement, each party including the Company covenants to effect the provisions of this Agreement.

         2.3. INJUNCTIVE RELIEF. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         2.4. NOTICES. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

----------------------------------------------------------------------------------------------
IF TO THE FOUNDERS GROUP, TO:                             Vital Living, Inc.
                                                          5080 North 40th Street
                                                          Suite 105
                                                          Phoenix, AZ  85018-2158
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
WITH A COPY TO THEIR COUNSEL:                             Bruce P. Vann, Esq.
                                                          Kelly Lytton & Vann LLP
                                                          1900 Avenue of the Stars
                                                          Los Angeles, CA 90067
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
IF TO THE MORRIS GROUP, SEND NOTICES TO                   Stephen Morris
THEM AT THE NOTICE ADDRESS GIVEN ON                       c/o Fifth Avenue Capital
THE SIGNATURE PAGE HEREOF:                                10 E. 63rd Street
                                                          New York, NY 10021
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
WITH A COPY TO THEIR COUNSEL:                             Michael Dougherty, Esq.
                                                          Becker Glynn Melamed & Muffly LLP
                                                          299 Park Avenue
                                                          New York, NY 10171
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
IF TO SKYE:                                               Attn:  Company Secretary
                                                          SkyePharma PLC
                                                          105 Piccadilly
                                                          London, England, W1J 7NJ
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
WITH A COPY TO THEIR COUNSEL:                             Kathryn A. Campbell, Esq.
                                                          Sullivan & Cromwell LLP
                                                          1 New Fetter Lane
                                                          London EC4A 1AN, England
==============================================================================================

and to the other parties at their addresses reflected in the stock records of the Company. Each Stockholder, by written notice given to the Company in accordance with this Section 2.4 may change the address to which notices, statements, instruction or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are

(i) mailed shall be deemed to have been given on the date of mailing, (ii) sent by hand delivery or by facsimile transmission shall be deemed to have been given when received, or (iii) sent by overnight delivery service shall be deemed to have been given one business day after sent. Whenever pursuant to this Agreement any notice is required to be given by any Stockholder to any other Stockholder or Stockholders, such Stockholder may request from the Company a list of addresses of all Stockholders of the Company, which list shall be promptly furnished to such Stockholder.

         2.5. GOVERNING LAW. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed entirely within such state.

         2.6. HEADINGS. All headings are inserted herein for convenience only and do not form a part of this Agreement.

         2.7. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other agreements referenced herein contain the entire agreement among the parties hereto with respect to the transactions contemplated herein and supersede all prior written agreements including any voting agreements or arrangements and negotiations and oral understandings, if any, and this Agreement may not be amended, supplemented or discharged except by an instrument in writing signed by all the Stockholders. Concurrently with such amendment or modification of this Agreement the Articles of Incorporation and By-Laws of the Company shall be amended by necessary corporate action. In the event that any Stockholder, or the Company shall be required, as a result of the enactment, amendment or modification, subsequent to the date hereof, of any applicable law or regulations, or by the order of any governmental authority, to take any action which is inconsistent with or which would constitute a violation or breach of any terms of this Agreement, then the Stockholders, and the Company shall use their best efforts to negotiate an appropriate amendment or modification of, or waiver of compliance with, such terms.

         2.8. NO WAIVER. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing.

         2.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Fax copy signatures shall be given the same effect as original signatures.

         [rest of page left blank intentionally - next page is signature page]

         IN WITNESS WHEREOF, the parties here have caused this Agreement to be duly executed on the date first written above.

SKYEPHARMA PLC                             VITAL LIVING, INC.

By: /s/ Donald Nicholson                     By: /s/ Bradley D. Edson
   -----------------------------                -------------------------------
                                                Bradley D. Edson, President

  /s/ Stephen Morris                         By:  /s/ Stuart A. Benson
--------------------------------                -------------------------------
Stephen Morris, Individually                    Stuart A. Benson, Executive Vice
                                                President

 /s/ Bradley D. Edson                      FIFTH AVENUE CAPITAL INC.
--------------------------------
Bradley D. Edson, Individually               By: /s/ Stephen Morris
                                                -------------------------------
 /s/ Stuart A. Benson                           Stephen Morris, President
--------------------------------
Stuart A. Benson, Individually

/s/ Donald Hannah
--------------------------------
Donald Hannah, Individually










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